Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 25, 2026, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of American Outdoor Brands, Inc. on Form 10-K for the year ended April 30, 2026. We consent to the incorporation by reference of said reports in the Registration Statement of American Outdoor Brands, Inc. on Form S-8 (File No. 333-248230).

/s/ GRANT THORNTON LLP

Boston, Massachusetts
June 25, 2026